For Release: February 25, 2016
Investor Contact: Phil Morgan, 402.458.3038

Nelnet, Inc. supplemental financial information for the fourth quarter 2015
(All dollars are in thousands, except per share amounts, unless otherwise noted)
The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for fourth quarter 2015 earnings, dated February 25, 2016, and the Company's Annual Report on Form 10-K for the year ended December 31, 2015 (the "2015 Annual Report").
This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document.  Statements that are not historical facts, including statements about the Company's plans and expectations for future financial condition, results of operations or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements. The words “may,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “assume,” “forecast,” “will,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.
The forward-looking statements are based on assumptions and analyses made by management in light of management's experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements.  These factors include, among others, the risks and uncertainties set forth in “Risk Factors” and elsewhere in this report, and include such risks and uncertainties as:

•
student loan portfolio risks such as interest rate basis and repricing risk resulting from the fact that the interest rate characteristics of the student loan assets do not match the interest rate characteristics of the funding for those assets, the risk of loss of floor income on certain student loans originated under the Federal Family Education Loan Program (the "FFEL Program" or "FFELP"), risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from recently purchased securitized and unsecuritized FFELP student loans and initiatives to purchase additional FFELP and private education loans, and risks from changes in levels of student loan prepayment or default rates;

•
financing and liquidity risks, including risks of changes in the general interest rate environment and in the securitization and other financing markets for student loans, which may increase the costs or limit the availability of financings necessary to purchase, refinance, or continue to hold student loans;

•
risks from changes in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets, such as the expected decline over time in FFELP loan interest income and fee-based revenues due to the discontinuation of new FFELP loan originations in 2010 and potential government initiatives or legislative proposals to consolidate existing FFELP loans to the Federal Direct Loan Program or otherwise allow FFELP loans to be refinanced with Federal Direct Loan Program loans, risks related to reduced government payments to guaranty agencies to rehabilitate defaulted FFELP loans and services in support of those activities, including potential adverse effects on the Company's guaranty servicing contracts, risks related to adverse changes in the Company's future volumes allocated under the Company's loan servicing contract with the U.S. Department of Education (the "Department"), which accounted for approximately 15 percent of the Company's revenue in 2015, and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of FFELP, Federal Direct Loan Program, and private education loans;

•	risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors;

•	uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations;

•
the uncertain nature of the expected benefits from the acquisition of Allo Communications LLC and the ability to integrate its telecommunications operations and successfully expand its fiber network in existing service areas and additional communities;

•
risks and uncertainties related to initiatives to pursue additional strategic investments and acquisitions, including investments and acquisitions that are intended to diversify the Company both within and outside of its historical core education-related businesses; and

•
risks and uncertainties associated with litigation matters and with maintaining compliance with the extensive regulatory requirements applicable to the Company's businesses, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the Company's consolidated financial statements.

All forward-looking statements contained in this report are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by securities laws.

Consolidated Statements of Income
(Dollars in thousands, except share data)
(unaudited)

	Three months ended			Year ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Interest income:
Loan interest	$190,778	187,701	182,783	726,258	703,007
Investment interest	2,303	1,456	1,770	7,851	6,793
Total interest income	193,081	189,157	184,553	734,109	709,800
Interest expense:
Interest on bonds and notes payable	80,866	77,164	72,061	302,210	273,237
Net interest income	112,215	111,993	112,492	431,899	436,563
Less provision for loan losses	3,000	3,000	3,500	10,150	9,500
Net interest income after provision for loan losses	109,215	108,993	108,992	421,749	427,063
Other income (expense):
Loan and guaranty servicing revenue	56,694	61,520	56,538	239,858	240,414
Tuition payment processing, school information, and campus commerce revenue	27,560	30,439	24,688	120,365	98,156
Enrollment services revenue	16,181	19,500	17,791	70,705	82,883
Other income, net	6,685	6,523	12,906	27,630	54,002
Gain on sale of loans and debt repurchases, net	166	597	3,594	5,153	3,651
Derivative market value and foreign currency adjustments, net	39,350	(24,780)	(1,082)	28,651	37,703
Derivative settlements, net	(7,715)	(5,878)	(4,566)	(24,250)	(21,843)
Total other income	138,921	87,921	109,869	468,112	494,966
Operating expenses:
Salaries and benefits	64,862	63,215	60,609	247,914	228,079
Cost to provide enrollment services	10,137	12,534	11,343	45,535	53,307
Loan servicing fees	7,384	7,793	7,212	30,213	27,009
Depreciation and amortization	7,203	6,977	5,644	26,343	21,134
Other	27,637	30,419	30,098	119,212	122,981
Total operating expenses	117,223	120,938	114,906	469,217	452,510
Income before income taxes	130,913	75,976	103,955	420,644	469,519
Income tax expense	47,395	26,999	30,036	152,380	160,238
Net income	83,518	48,977	73,919	268,264	309,281
Net income attributable to noncontrolling interest	168	22	308	285	1,671
Net income attributable to Nelnet, Inc.	$83,350	48,955	73,611	267,979	307,610
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$1.86	1.09	1.59	5.89	6.62

Weighted average common shares outstanding - basic and diluted	44,834,662	45,047,777	46,390,402	45,529,340	46,469,615

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	December 31, 2015	September 30, 2015	December 31, 2014
Assets:
Student loans receivable, net	$28,324,552	28,954,280	28,005,195
Cash, cash equivalents, investments, and notes receivable	367,210	350,508	366,190
Restricted cash and investments	977,395	995,360	968,928
Goodwill and intangible assets, net	197,062	161,586	168,782
Other assets	619,686	583,661	589,048
Total assets	$30,485,905	31,045,395	30,098,143
Liabilities:
Bonds and notes payable	$28,172,682	28,827,603	28,027,350
Other liabilities	421,065	382,393	345,115
Total liabilities	28,593,747	29,209,996	28,372,465
Equity:
Total Nelnet, Inc. shareholders' equity	1,884,432	1,835,153	1,725,448
Noncontrolling interest	7,726	246	230
Total equity	1,892,158	1,835,399	1,725,678
Total liabilities and equity	$30,485,905	31,045,395	30,098,143

Overview

The Company is a diverse company with a focus on delivering education-related products and services and student loan asset management. The largest operating businesses engage in student loan servicing, tuition payment processing and school information systems, and telecommunications. A significant portion of the Company's revenue is net interest income earned on a portfolio of federally insured student loans. The Company also makes investments to further diversify the Company both within and outside of its historical core education-related businesses, including, but not limited to, investments in real estate and start-up ventures.

A reconciliation of the Company's GAAP net income to net income, excluding derivative market value and foreign currency adjustments, is provided below.

	Three months ended			Twelve months ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
GAAP net income attributable to Nelnet, Inc.	$83,350	48,955	73,611	267,979	307,610
Derivative market value and foreign currency adjustments, net of tax	(24,397)	15,364	671	(17,764)	(23,376)
Net income, excluding derivative market value and foreign currency adjustments (a)	$58,953	64,319	74,282	250,215	284,234

Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$1.86	1.09	1.59	5.89	6.62
Derivative market value and foreign currency adjustments, net of tax	(0.55)	0.34	0.01	(0.39)	(0.50)
Net income, excluding derivative market value and foreign currency adjustments (a)	$1.31	1.43	1.60	5.50	6.12

(a)
The Company provides non-GAAP information that reflects specific items management believes to be important in the evaluation of its financial position and performance. "Derivative market value and foreign currency adjustments" include (i) the unrealized gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP; and (ii) the foreign currency transaction gains or losses caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars. The Company believes these point-in-time estimates of asset and liability values related to these financial instruments that are subject to interest and currency rate fluctuations affect the period-to-period comparability of the results of operations. Accordingly, the Company provides operating results excluding these items for comparability purposes.

Recent Developments

Telecommunications Acquisition

On December 31, 2015, the Company purchased 92.5 percent of the ownership interests of Allo Communications LLC (“Allo”) for total cash consideration of $46.25 million.  The remaining 7.5 percent of the ownership interests of Allo is owned by Allo management, who has the opportunity to earn an additional 11.5 percent (up to 19 percent) of the total ownership interests based on the financial performance of Allo.  Allo provides pure fiber optic service to homes and businesses for internet, television, and telephone services.  The acquisition of Allo provides additional diversification of the Company's revenues and cash flows outside of education.  In addition, the acquisition leverages the Company's existing infrastructure, customer service capabilities and call centers, and financial strength and liquidity for continued growth.

For financial reporting purposes, the Company will disclose the operating results of Allo as a separate reportable operating segment.  The Allo assets acquired and liabilities assumed were recorded by the Company at their respective estimated fair values at the date of acquisition.  As such, Allo’s assets and liabilities as of December 31, 2015 are included in the Company’s consolidated balance sheet.  However, Allo had no impact on the consolidated statement of income for 2015.  Beginning January 1, 2016, the Company will reflect the operations of Allo in the consolidated statements of income.

Sale of Nelnet Enrollment Solutions

On February 1, 2016, the Company sold 100 percent of the membership interests in Sparkroom LLC, which includes the majority of the Company's inquiry management products and services within Nelnet Enrollment Solutions, for total cash consideration of $3.0 million. The majority of the cash proceeds will be recorded as a gain during the first quarter of 2016. The Company recognized $51.1 million of revenue and $9.3 million of gross margin related to these products and services during 2015. The Company retained the digital marketing and content solution products and services under the brand name Peterson's within the Nelnet Enrollment Solutions business, which include test preparation study guides, school directories and databases, career exploration guides, on-line courses, scholarship search and selection data, career planning, and on-line information about colleges and universities. The sale of Sparkroom LLC will not have a significant impact to net income in future periods.

Operating Results

The Company earns net interest income on its FFELP student loan portfolio in its Asset Generation and Management ("AGM") operating segment. This segment is expected to generate a stable net interest margin and significant amounts of cash as the FFELP portfolio amortizes. As of December 31, 2015, the Company had a $28.3 billion student loan portfolio that will amortize over the next 25 years. The Company actively seeks to acquire FFELP loan portfolios to leverage its servicing scale and expertise to generate incremental earnings and cash flow.

In addition, the Company earns fee-based revenue through the following reportable operating segments:

•	Student Loan and Guaranty Servicing ("LGS") - referred to as Nelnet Diversified Solutions ("NDS")

•	Tuition Payment Processing and Campus Commerce ("TPP&CC") - referred to as Nelnet Business Solutions ("NBS")

Other business activities and operating segments that are not reportable are combined and included in Corporate and Other Activities. Corporate and Other Activities also includes income earned on certain investments and interest expense incurred on unsecured debt transactions.

The information below provides the operating results for each reportable operating segment for the years ended December 31, 2015, 2014, and 2013 (dollars in millions).

(a)	Revenue includes intersegment revenue earned by LGS as a result of servicing loans for AGM.

(b)
Total revenue includes "net interest income after provision for loan losses" and "total other income" from the Company's segment statements of income, excluding the impact from changes in fair values of derivatives and foreign currency transaction adjustments. Net income excludes changes in fair values of derivatives and foreign currency transaction adjustments, net of tax.

(c)	Computed as income before income taxes divided by total revenue.

A summary of the results and financial highlights for each reportable operating segment and a summary of the Company's liquidity and capital resources follows.

Student Loan and Guaranty Servicing

•
As of December 31, 2015, the Company was servicing $176.4 billion in FFELP, private, and government owned student loans, as compared with $161.6 billion and $138.2 billion of loans as of December 31, 2014 and 2013, respectively. The year over year increase was due to an increase in government servicing volume.

•
Revenue decreased in 2015 compared to 2014 due to federal budget provisions that became effective July 1, 2014 that have reduced payments by the Department to guaranty agencies for assisting student loan borrowers with the rehabilitation of defaulted loans under FFELP, and as a result, rehabilitation revenue has been negatively affected. This decrease in revenue was partially offset by increases in revenue from the Department servicing contract and private loan servicing revenue. Revenue decreased in 2014 compared to 2013 due to decreases in rehabilitation collection revenue, traditional FFELP and guaranty servicing revenue, and software services revenue, which were partially offset by growth in servicing volume under the Company's contract with the Department.

•
A significant amount of the Company's guaranty servicing revenue came from a single guaranty servicing client. The contract with this client expired on October 31, 2015. FFELP guaranty servicing and FFELP guaranty collection revenue recognized by the Company from this client for the years ended December 31, 2015, 2014, and 2013 was $37.3 million, $48.5 million, and $64.3 million, respectively.

In addition, the Company’s second largest guaranty servicing client has notified its servicer partners that it intends to exit the FFELP guaranty business at the end of their contract term on June 30, 2016.  FFELP guaranty servicing and FFELP guaranty collection revenue recognized by the Company from this client for the years ended December 31, 2015, 2014, and 2013 was $19.5 million, $17.9 million, and $21.3 million, respectively.

After this customer’s exit from the FFELP guaranty business effective June 30, 2016, the Company will have one guaranty servicing customer.  The Company provides software and data center services to this customer, and recognized $4.0 million of revenue from this customer in 2015.

•
Before tax operating margin was 14.8%, 21.2%, and 26.7% for the years ended December 31, 2015, 2014, and 2013, respectively. The year over year decrease is a result of the implementation of federal budget reductions for guaranty agencies' revenue. In addition, as the volume of loans serviced under the Department servicing contract continues to grow and loans serviced under the legacy commercial programs continue to run off, the Company expects operating margins to tighten accordingly. The Company also anticipates that margins will tighten as a result of the loss of the FFELP guaranty servicing and FFELP guaranty collection clients as discussed above

Tuition Payment Processing and Campus Commerce

•
Revenue increased in 2015 and 2014, compared to 2014 and 2013, respectively, due to increases in the number of managed tuition payment plans, campus commerce customer transaction volume, and new school customers. In addition, the Company purchased RenWeb on June 3, 2014, which increased revenue in 2014 and 2015.

•
Before tax operating margin excluding amortization of intangibles was 28.3%, 27.6%, and 30.7% for 2015, 2014, and 2013, respectively. The decrease in margin in 2014 compared to 2013 was primarily due to a change in the mix of products and services provided as a result of integration efforts with the acquisition of RenWeb referred to above.

Asset Generation and Management

•
The Company acquired $4.0 billion of FFELP and private education student loans during 2015, compared to $6.1 billion in 2014 and $4.1 billion in 2013. The average loan portfolio balance for 2015, 2014, and 2013 was $28.6 billion, $28.0 billion, and $25.0 billion, respectively.

•
Core student loan spread decreased to 1.43% for 2015, compared to 1.48% for 2014. This decrease was a result of earning a lower yield on the student loans included in securitizations of which residual interests have recently been acquired, relative to the yield earned on the rest of the student loan portfolio.

•
Due to historically low interest rates, the Company continues to earn significant fixed rate floor income. During 2015, 2014, and 2013, the Company earned $184.7 million, $179.9 million, and $148.4 million, respectively, of fixed rate floor income (net of $23.0 million, $24.4 million, and $31.0 million of derivative settlements, respectively, used to hedge such loans).

Corporate and Other Activities

•
Whitetail Rock Capital Management, LLC, ("WRCM") the Company's SEC-registered investment advisory subsidiary, recognized investment advisory revenue of $4.3 million, $17.7 million, and $17.4 million for 2015, 2014, and 2013, respectively. These amounts include performance fees earned from the sale of managed securities or managed securities being called prior to the full contractual maturity. Due to improvements in the capital markets, the opportunities to earn performance fees on the sale of student loan asset-backed securities were more limited in 2015 as compared to previous years.

Liquidity and Capital Resources

•
As of December 31, 2015, the Company had cash and cash equivalents of $63.5 million. In addition, the Company had a portfolio of available-for-sale and trading investments, consisting primarily of student loan asset-backed securities, with a fair value of $155.4 million as of December 31, 2015.

•
For the year ended December 31, 2015, the Company generated $391.4 million in net cash provided by operating activities, including $65.5 million from the termination of certain derivative financial instruments.

•
Forecasted undiscounted future cash flows from the Company's FFELP student loan portfolio financed in asset-backed securitization transactions are estimated to be approximately $2.31 billion as of December 31, 2015.

•
As of December 31, 2015, $100.0 million was outstanding on the Company's unsecured line of credit and $250.0 million was available for future use. The unsecured line of credit has a maturity date of October 30, 2020.

•	During 2015, the Company repurchased a total of 2,449,159 shares of Class A common stock for $96.2 million ($39.27 per share).

•	During 2015, the Company paid cash dividends of $19.0 million ($0.42 per share).

•
The Company intends to use its liquidity position to capitalize on market opportunities, including FFELP and private education loan acquisitions; strategic acquisitions and investments; expansion of Allo's telecommunications network; and capital management initiatives, including stock repurchases, debt repurchases, and dividend distributions. Dependent upon the timing and size of the opportunities, the Company's cash and investment balances may increase from their current levels.

Subsequent Events

•	During the period from January 1, 2016 through February 25, 2016, the Company repurchased a total of 1,430,720 shares of Class A common stock for $45.9 million ($32.06 per share).

•
During the period from January 1, 2016 through February 25, 2016, the Company entered into $4.25 billion notional amount of interest rate swaps to hedge student loans earning fixed rate floor income. As of February 25, 2016, the Company had a total of $9.55 billion notional amount of interest rate swaps hedging student loans earning fixed rate floor income in which the Company is paying an average fixed rate of 0.90 percent. These derivatives have various maturity dates ranging from 2016 through 2025.

Operating Segments

The Company has four reportable operating segments. The Company's reportable operating segments include:

• Student Loan and Guaranty Servicing
• Tuition Payment Processing and Campus Commerce
• Asset Generation and Management
• Telecommunications

The Company earns fee-based revenue through its Student Loan and Guaranty Servicing and Tuition Payment Processing operating segments. In addition, the Company earns interest income on its student loan portfolio in its Asset Generation and Management operating segment. The Company’s operating segments are defined by the products and services they offer and the types of customers they serve, and they reflect the manner in which financial information is currently evaluated by management. See note 1 of the notes to consolidated financial statements included in the 2015 Annual Report for a description of each operating segment, including the primary products and services offered.

The management reporting process measures the performance of the Company’s operating segments based on the management structure of the Company, as well as the methodology used by management to evaluate performance and allocate resources. Executive management (the "chief operating decision maker") evaluates the performance of the Company’s operating segments based on their financial results prepared in conformity with U.S. GAAP.

Intersegment revenues are charged by a segment that provides a product or service to another segment.  Intersegment revenues and expenses are included within each segment consistent with the income statement presentation provided to management.  Income taxes are allocated based on 38% of income before taxes for each individual operating segment. The difference between the consolidated income tax expense and the sum of taxes calculated for each operating segment is included in income taxes in Corporate and Other Activities.

Corporate and Other Activities

Other business activities and operating segments that are not reportable are combined and included in Corporate and Other Activities. Corporate and Other Activities includes the following items:

•	Income earned on certain investment activities

•	Interest expense incurred on unsecured debt transactions

•
Other product and service offerings that are not considered reportable operating segments including, but not limited to, WRCM, the SEC-registered investment advisory subsidiary, and the Enrollment Services business

Corporate and Other Activities also includes certain corporate activities and overhead functions related to executive management, human resources, accounting, legal, enterprise risk management, occupancy, and marketing. These costs are allocated to each operating segment based on estimated use of such activities and services.

Effective January 1, 2015, internal reporting to executive management (the "chief operating decision maker") changed to reflect operational changes made within the organization. The operational and internal reporting changes included moving the majority of information technology infrastructure personnel and related functions to Corporate and Other Activities. The associated costs are allocated to the other operating segments based on those segments' actual use of information technology related products and services. Information technology infrastructure personnel and related functions were historically included within the Student Loan and Guaranty Servicing operating segment, and associated costs were allocated to the other operating segments based on those segments' actual use of the related products and services. Prior period segment operating results have been reclassified to reflect these changes; however, the reclassifications had no effect on any operating segment's net income.

Segment Results of Operations

The following tables include the results of each of the Company's operating segments reconciled to the consolidated financial statements.

	Three months ended December 31, 2015
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Asset Generation and Management	Corporate and Other Activities	Eliminations	Total
Total interest income	$15	—	191,300	2,334	(568)	193,081
Interest expense	—	—	79,604	1,830	(568)	80,866
Net interest income	15	—	111,696	504	—	112,215
Less provision for loan losses	—	—	3,000	—	—	3,000
Net interest income after provision for loan losses	15	—	108,696	504	—	109,215
Other income (expense):
Loan and guaranty servicing revenue	56,314	—	—	—	380	56,694
Intersegment servicing revenue	13,233	—	—	—	(13,233)	—
Tuition payment processing, school information, and campus commerce revenue	—	27,560	—	—	—	27,560
Enrollment services revenue	—	—	—	16,181	—	16,181
Other income, net	—	(925)	4,101	3,509	—	6,685
Gain on sale of loans and debt repurchases	—	—	34	132	—	166
Derivative market value and foreign currency adjustments, net	—	—	38,579	771	—	39,350
Derivative settlements, net	—	—	(7,463)	(252)	—	(7,715)
Total other income	69,547	26,635	35,251	20,341	(12,853)	138,921
Operating expenses:
Salaries and benefits	34,821	14,636	549	14,856	—	64,862
Cost to provide enrollment services	—	—	—	10,137	—	10,137
Loan servicing fees	—	—	7,384	—	—	7,384
Depreciation and amortization	474	2,400	—	4,329	—	7,203
Other	13,221	3,668	1,255	9,493	—	27,637
Intersegment expenses, net	10,882	2,785	13,020	(13,834)	(12,853)	—
Total operating expenses	59,398	23,489	22,208	24,981	(12,853)	117,223
Income (loss) before income taxes and corporate overhead allocation	10,164	3,146	121,739	(4,136)	—	130,913
Corporate overhead allocation	(2,830)	(1,131)	(1,415)	5,376	—	—
Income before income taxes	7,334	2,015	120,324	1,240	—	130,913
Income tax (expense) benefit	(2,787)	(766)	(45,722)	1,880	—	(47,395)
Net income	4,547	1,249	74,602	3,120	—	83,518
Net income attributable to noncontrolling interest	(15)	—	—	183	—	168
Net income attributable to Nelnet, Inc.	$4,562	1,249	74,602	2,937	—	83,350

	Three months ended September 30, 2015
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Asset Generation and Management	Corporate and Other Activities	Eliminations	Total
Total interest income	$14	—	188,197	1,385	(439)	189,157
Interest expense	—	—	76,040	1,563	(439)	77,164
Net interest income	14	—	112,157	(178)	—	111,993
Less provision for loan losses	—	—	3,000	—	—	3,000
Net interest income after provision for loan losses	14	—	109,157	(178)	—	108,993
Other income:
Loan and guaranty servicing revenue	61,900	—	—	—	(380)	61,520
Intersegment servicing revenue	12,027	—	—	—	(12,027)	—
Tuition payment processing, school information, and campus commerce revenue	—	30,439	—	—	—	30,439
Enrollment services revenue	—	—	—	19,500	—	19,500
Other income	—	—	3,312	3,211	—	6,523
Gain on sale of loans and debt repurchases	—	—	608	(11)	—	597
Derivative market value and foreign currency adjustments, net	—	—	(24,357)	(423)	—	(24,780)
Derivative settlements, net	—	—	(5,623)	(255)	—	(5,878)
Total other income	73,927	30,439	(26,060)	22,022	(12,407)	87,921
Operating expenses:
Salaries and benefits	34,525	13,983	558	14,149	—	63,215
Cost to provide enrollment services	—	—	—	12,534	—	12,534
Loan servicing fees	—	—	7,793	—	—	7,793
Depreciation and amortization	484	2,202	—	4,291	—	6,977
Other	14,602	3,579	1,421	10,817	—	30,419
Intersegment expenses, net	10,886	2,872	12,578	(13,929)	(12,407)	—
Total operating expenses	60,497	22,636	22,350	27,862	(12,407)	120,938
Income (loss) before income taxes and corporate overhead allocation	13,444	7,803	60,747	(6,018)	—	75,976
Corporate overhead allocation	(2,351)	(941)	(1,176)	4,468	—	—
Income before income taxes	11,093	6,862	59,571	(1,550)	—	75,976
Income tax (expense) benefit	(4,215)	(2,606)	(22,639)	2,461	—	(26,999)
Net income	6,878	4,256	36,932	911	—	48,977
Net income attributable to noncontrolling interest	(5)	—	—	27	—	22
Net income attributable to Nelnet, Inc.	$6,883	4,256	36,932	884	—	48,955

	Three months ended December 31, 2014
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Asset Generation and Management	Corporate and Other Activities	Eliminations	Total
Total interest income	$5	1	182,868	2,110	(431)	184,553
Interest expense	—	—	71,293	1,199	(431)	72,061
Net interest income	5	1	111,575	911	—	112,492
Less provision for loan losses	—	—	3,500	—	—	3,500
Net interest income after provision for loan losses	5	1	108,075	911	—	108,992
Other income (expense):
Loan and guaranty servicing revenue	56,538	—	—	—	—	56,538
Intersegment servicing revenue	13,686	—	—	—	(13,686)	—
Tuition payment processing, school information, and campus commerce revenue	—	24,688	—	—	—	24,688
Enrollment services revenue	—	—	—	17,791	—	17,791
Other income, net	—	1,268	8,578	3,060	—	12,906
(Loss) gain on sale of loans and debt repurchases	—	—	(1,414)	5,008	—	3,594
Derivative market value and foreign currency adjustments, net	—	—	1,180	(2,262)	—	(1,082)
Derivative settlements, net	—	—	(4,308)	(258)	—	(4,566)
Total other income	70,224	25,956	4,036	23,339	(13,686)	109,869
Operating expenses:
Salaries and benefits	32,737	14,026	572	13,274	—	60,609
Cost to provide enrollment services	—	—	—	11,343	—	11,343
Loan servicing fees	—	—	7,212	—	—	7,212
Depreciation and amortization	436	2,500	—	2,708	—	5,644
Other	14,252	4,091	1,772	9,983	—	30,098
Intersegment expenses, net	9,284	1,559	13,858	(11,015)	(13,686)	—
Total operating expenses	56,709	22,176	23,414	26,293	(13,686)	114,906
Income (loss) before income taxes and corporate overhead allocation	13,520	3,781	88,697	(2,043)	—	103,955
Corporate overhead allocation	(2,542)	(847)	(1,413)	4,802	—	—
Income before income taxes	10,978	2,934	87,284	2,759	—	103,955
Income tax (expense) benefit	(4,172)	(1,115)	(33,168)	8,419	—	(30,036)
Net income	6,806	1,819	54,116	11,178	—	73,919
Net income attributable to noncontrolling interest	—	—	—	308	—	308
Net income attributable to Nelnet, Inc.	$6,806	1,819	54,116	10,870	—	73,611

	Year ended December 31, 2015
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Asset Generation and Management	Corporate and Other Activities	Eliminations	Total
Total interest income	$49	3	728,199	7,686	(1,828)	734,109
Interest expense	—	—	297,625	6,413	(1,828)	302,210
Net interest income	49	3	430,574	1,273	—	431,899
Less provision for loan losses	—	—	10,150	—	—	10,150
Net interest income after provision for loan losses	49	3	420,424	1,273	—	421,749
Other income (expense):
Loan and guaranty servicing revenue	239,858	—	—	—	—	239,858
Intersegment servicing revenue	50,354	—	—	—	(50,354)	—
Tuition payment processing, school information, and campus commerce revenue	—	120,365	—	—	—	120,365
Enrollment services revenue	—	—	—	70,705	—	70,705
Other income, net	—	(925)	15,939	12,616	—	27,630
Gain on sale of loans and debt repurchases	—	—	2,034	3,119	—	5,153
Derivative market value and foreign currency adjustments, net	—	—	27,216	1,435	—	28,651
Derivative settlements, net	—	—	(23,238)	(1,012)	—	(24,250)
Total other income	290,212	119,440	21,951	86,863	(50,354)	468,112
Operating expenses:
Salaries and benefits	134,634	55,523	2,172	55,585	—	247,914
Cost to provide enrollment services	—	—	—	45,535	—	45,535
Loan servicing fees	—	—	30,213	—	—	30,213
Depreciation and amortization	1,931	8,992	—	15,420	—	26,343
Other	57,799	15,161	5,083	41,169	—	119,212
Intersegment expenses, net	43,034	11,056	51,036	(54,772)	(50,354)	—
Total operating expenses	237,398	90,732	88,504	102,937	(50,354)	469,217
Income (loss) before income taxes and corporate overhead allocation	52,863	28,711	353,871	(14,801)	—	420,644
Corporate overhead allocation	(9,628)	(3,852)	(4,816)	18,296	—	—
Income before income taxes	43,235	24,859	349,055	3,495	—	420,644
Income tax (expense) benefit	(16,430)	(9,446)	(132,641)	6,137	—	(152,380)
Net income	26,805	15,413	216,414	9,632	—	268,264
Net (loss) income attributable to noncontrolling interest	(20)	—	—	305	—	285
Net income attributable to Nelnet, Inc.	$26,825	15,413	216,414	9,327	—	267,979

	Year ended December 31, 2014
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Asset Generation and Management	Corporate and Other Activities	Eliminations	Total
Total interest income	$30	6	703,382	8,618	(2,236)	709,800
Interest expense	—	—	269,742	5,731	(2,236)	273,237
Net interest income	30	6	433,640	2,887	—	436,563
Less provision for loan losses	—	—	9,500	—	—	9,500
Net interest income after provision for loan losses	30	6	424,140	2,887	—	427,063
Other income (expense):
Loan and guaranty servicing revenue	240,414	—	—	—	—	240,414
Intersegment servicing revenue	55,139	—	—	—	(55,139)	—
Tuition payment processing, school information, and campus commerce revenue	—	98,156	—	—	—	98,156
Enrollment services revenue	—	—	—	82,883	—	82,883
Other income, net	—	1,268	21,532	31,202	—	54,002
Gain on sale of loans and debt repurchases	—	—	(1,357)	5,008	—	3,651
Derivative market value and foreign currency adjustments, net	—	—	42,935	(5,232)	—	37,703
Derivative settlements, net	—	—	(20,818)	(1,025)	—	(21,843)
Total other income (expense)	295,553	99,424	42,292	112,836	(55,139)	494,966
Operating expenses:
Salaries and benefits	125,844	48,453	2,316	51,466	—	228,079
Cost to provide enrollment services	—	—	—	53,307	—	53,307
Loan servicing fees	—	—	27,009	—	—	27,009
Depreciation and amortization	1,734	8,169	—	11,231	—	21,134
Other	59,521	13,006	6,602	43,852	—	122,981
Intersegment expenses, net	36,646	5,864	55,808	(43,179)	(55,139)	—
Total operating expenses	223,745	75,492	91,735	116,677	(55,139)	452,510
Income (loss) before income taxes and corporate overhead allocation	71,838	23,938	374,697	(954)	—	469,519
Corporate overhead allocation	(9,029)	(3,010)	(5,017)	17,056	—	—
Income before income taxes	62,809	20,928	369,680	16,102	—	469,519
Income tax (expense) benefit	(23,867)	(7,952)	(140,477)	12,058	—	(160,238)
Net income	38,942	12,976	229,203	28,160	—	309,281
Net income attributable to noncontrolling interest	—	—	—	1,671	—	1,671
Net income attributable to Nelnet, Inc.	$38,942	12,976	229,203	26,489	—	307,610

Net Interest Income, Net of Settlements on Derivatives

The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. Derivative settlements for each applicable period should be evaluated with the Company's net interest income.

The following table summarizes the components of “net interest income” and “derivative settlements, net” included in the attached consolidated statements of income.

	Three months ended			Year ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Variable student loan interest margin, net of settlements on derivatives	$59,075	58,250	58,401	222,479	234,814
Fixed rate floor income, net of settlements on derivatives	45,204	48,229	49,213	184,746	179,870
Investment interest	2,303	1,456	1,770	7,851	6,793
Non-portfolio related derivative settlements	(252)	(257)	(259)	(1,014)	(1,026)
Corporate debt interest expense	(1,830)	(1,563)	(1,199)	(6,413)	(5,731)
Net interest income (net of settlements on derivatives)	$104,500	106,115	107,926	407,649	414,720

Student Loan Servicing Volumes (dollars in millions)

Company owned	$22,650	$21,237	$21,397	$21,192	$21,110	$20,511	$19,742	$19,369	$18,934	$18,593	$18,886
% of total	29.8%	21.8%	15.5%	14.3%	14.1%	12.9%	12.2%	11.5%	11.1%	10.6%	10.7%
Number of servicing borrowers:
Government servicing	3,036,534	3,892,929	5,305,498	5,438,933	5,465,395	5,824,743	5,915,449	5,882,446	5,817,078	5,886,266	5,842,163
FFELP servicing	1,799,484	1,626,146	1,462,122	1,426,435	1,390,541	1,404,619	1,397,295	1,358,551	1,353,785	1,339,307	1,335,538
Private servicing	164,554	173,948	195,580	191,606	186,863	200,095	202,529	205,926	209,854	230,403	245,737
Total:	5,000,572	5,693,023	6,963,200	7,056,974	7,042,799	7,429,457	7,515,273	7,446,923	7,380,717	7,455,976	7,423,438

Number of remote hosted borrowers	9,566,296	6,912,204	1,915,203	1,796,287	1,735,594	1,677,547	1,611,654	1,592,813	1,559,573	1,710,577	1,755,341

Other Income, net

The following table summarizes the components of "other income, net" included in the attached consolidated statements of income.

	Three months ended			Year ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Borrower late fee income	$3,335	3,605	3,840	14,693	14,760
Investment advisory fees	2,135	677	3,547	4,302	17,653
Realized and unrealized gains/(losses) on investments classifed as available-for-sale and trading, net	(1,088)	3,177	(1,984)	143	7,289
Remeasurement of business acquisition contingent consideration	(925)	—	1,268	(925)	1,268
Reduction of repurchase obligation	—	—	4,235	—	4,235
Other	3,228	(936)	2,000	9,417	8,797
Other income, net	$6,685	6,523	12,906	27,630	54,002

Derivative Settlements

The following table summarizes the components of "derivative settlements, net" included in the attached consolidated statements of income.

	Three months ended			Year ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
1:3 basis swaps	$491	179	842	1,058	3,389
Interest rate swaps - floor income hedges	(7,551)	(5,456)	(5,035)	(23,041)	(24,380)
Interest rate swaps - hybrid debt hedges	(252)	(255)	(258)	(1,012)	(1,025)
Cross-currency interest rate swaps	(403)	(346)	(115)	(1,255)	173
Total settlements - expense	$(7,715)	(5,878)	(4,566)	(24,250)	(21,843)

Derivative Market Value and Foreign Currency Adjustments

"Derivative market value and foreign currency adjustments" include (i) the unrealized gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP; and (ii) the foreign currency transaction gains or losses caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars.

The following table summarizes the components of “derivative market value and foreign currency adjustments” included in the attached consolidated statements of income.

	Three months ended			Year ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Change in fair value of derivatives - income (expense)	$28,030	(23,722)	(19,879)	(15,150)	(20,310)
Foreign currency transaction adjustment - income (expense)	11,320	(1,058)	18,797	43,801	58,013
Derivative market value and foreign currency adjustments - income (expense)	$39,350	(24,780)	(1,082)	28,651	37,703

Student Loans Receivable

The table below outlines the components of the Company’s student loan portfolio:

	As of	As of	As of
	December 31, 2015	September 30, 2015	December 31, 2014
Federally insured loans
Stafford and other	$6,202,064	6,375,336	6,030,825
Consolidation	22,086,043	22,580,043	22,165,605
Total	28,288,107	28,955,379	28,196,430
Private education loans	267,642	232,824	27,478
	28,555,749	29,188,203	28,223,908
Loan discount, net of unamortized loan premiums and deferred origination costs	(180,699)	(183,543)	(169,813)
Allowance for loan losses – federally insured loans	(35,490)	(35,945)	(39,170)
Allowance for loan losses – private education loans	(15,008)	(14,435)	(9,730)
	$28,324,552	28,954,280	28,005,195

Loan Activity

The following table sets forth the activity of loans:

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
Beginning balance	$29,188,203	28,929,222	28,223,908	26,121,306
Loan acquisitions	200,350	543,535	4,036,333	6,099,249
Repayments, claims, capitalized interest, and other	(566,141)	(640,617)	(2,466,378)	(2,745,341)
Consolidation loans lost to external parties	(266,663)	(347,894)	(1,234,118)	(990,960)
Loans sold	—	(260,338)	(3,996)	(260,346)
Ending balance	$28,555,749	28,223,908	28,555,749	28,223,908

Student Loan Spread

The following table analyzes the student loan spread on the Company’s portfolio of student loans, which represents the spread between the yield earned on student loan assets and the costs of the liabilities and derivative instruments used to fund those assets.

	Three months ended			Year ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Variable student loan yield, gross	2.66%	2.59%	2.56%	2.59%	2.55%
Consolidation rebate fees	(0.82)	(0.82)	(0.84)	(0.83)	(0.82)
Discount accretion, net of premium and deferred origination costs amortization	0.06	0.06	0.05	0.05	0.05
Variable student loan yield, net	1.90	1.83	1.77	1.81	1.78
Student loan cost of funds - interest expense	(1.07)	(1.04)	(0.97)	(1.02)	(0.95)
Student loan cost of funds - derivative settlements	—	—	0.01	—	0.01
Variable student loan spread	0.83	0.79	0.81	0.79	0.84
Fixed rate floor income, net of settlements on derivatives	0.62	0.66	0.68	0.64	0.64
Core student loan spread	1.45%	1.45%	1.49%	1.43%	1.48%

Average balance of student loans	$28,892,571	29,109,130	28,738,887	28,647,108	28,036,577
Average balance of debt outstanding	28,881,167	29,067,202	28,877,939	28,687,086	28,116,989

A trend analysis of the Company's core and variable student loan spreads is summarized below.

(a)
The interest earned on a large portion of the Company's FFELP student loan assets is indexed to the one-month LIBOR rate.  The Company funds the majority of its assets with three-month LIBOR indexed floating rate securities.  The relationship between the indices in which the Company earns interest on its loans and funds such loans has a significant impact on student loan spread.  This table (the right axis) shows the difference between the Company's liability base rate and the one-month LIBOR rate by quarter.

Variable student loan spread decreased in 2015 as compared to 2014 as a result of earning a lower yield on the student loans included in securitizations of which residual interests have recently been acquired relative to the yield earned on the rest of the student loan portfolio.

The primary difference between variable student loan spread and core student loan spread is fixed rate floor income.  A summary of fixed rate floor income and its contribution to core student loan spread follows:

	Three months ended			Year ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Fixed rate floor income, gross	$52,754	53,685	54,248	207,787	204,250
Derivative settlements (a)	(7,551)	(5,456)	(5,035)	(23,041)	(24,380)
Fixed rate floor income, net	$45,203	48,229	49,213	184,746	179,870
Fixed rate floor income contribution to spread, net	0.62%	0.66%	0.68%	0.64%	0.64%

(a)	Includes settlement payments on derivatives used to hedge student loans earning fixed rate floor income.

Fixed Rate Floor Income

The following table shows the Company’s federally insured student loan assets that were earning fixed rate floor income as of December 31, 2015.

Fixed interest rate range	Borrower/lender weighted average yield	Estimated variable conversion rate (a)	Loan balance

3.0 - 3.49%	3.20%	0.56%	$2,268,676
3.5 - 3.99%	3.65%	1.01%	2,344,201
4.0 - 4.49%	4.20%	1.56%	1,747,359
4.5 - 4.99%	4.72%	2.08%	1,062,731
5.0 - 5.49%	5.22%	2.58%	668,247
5.5 - 5.99%	5.67%	3.03%	464,698
6.0 - 6.49%	6.19%	3.55%	540,592
6.5 - 6.99%	6.70%	4.06%	531,121
7.0 - 7.49%	7.17%	4.53%	185,523
7.5 - 7.99%	7.71%	5.07%	312,178
8.0 - 8.99%	8.18%	5.54%	728,994
> 9.0%	9.05%	6.41%	252,948
			$11,107,268

(a)
The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to a variable rate. As of December 31, 2015, the weighted average estimated variable conversion rate was 2.15% and the short-term interest rate was 26 basis points.

The following table summarizes the outstanding derivative instruments as of December 31, 2015 used by the Company to economically hedge loans earning fixed rate floor income.

	Notional amount	Weighted average fixed rate paid by the Company (a)
Maturity

2016	$1,000,000	0.76%
2017	2,100,000	0.84
2018	1,600,000	1.08
2019	500,000	1.12
2025	100,000	2.32
	$5,300,000	0.95%

(a)	For all interest rate derivatives, the Company receives discrete three-month LIBOR.
During the period from January 1, 2016 through February 25, 2016, the Company entered into an additional $4.25 billion notional amount of interest rate swaps to hedge student loans earning fixed rate floor income. As of February 25, 2016, the Company had a total of $9.55 billion notional amount of interest rate swaps hedging student loans earning fixed rate floor income in which the Company is paying an average fixed rate of 0.90 percent. These derivatives have various maturity dates ranging from 2016 through 2025.